Exhibit 99.3

                                   Unaudited Proforma Condensed Consolidated Statements of Operations
                                              for the nine months ended September 30, 2002
                                   (Amounts in thousands of euros, except share and per share amounts)


                                         Historical      Pro Forma         Pro Forma        Pro Forma     Intercompany    Pro Forma
                                          UPC N.V.      Adjustments         UPC N.V.         New UPC      Eliminations     New UPC
                                        Consolidated                      Consolidated      Standalone                  Consolidated

Service and other revenue.............     1,046,101              -          1,046,101           -               -        1,046,101
Operating expense (exclusive of items
   shown separately below)............      (566,952)             -           (566,952)          -               -         (566,952)
Selling, general and administrative
   expense............................      (297,909)             -           (297,909)          -               -         (297,909)
Depreciation and amortization.........      (534,679)             -           (534,679)          -               -         (534,679)
Impairment and restructuring charges         (23,635)        23,890                255           -               -              255
                                          -----------   ------------      -------------   ---------       ---------     ------------

     Net operating loss...............      (377,074)        23,890           (353,184)          -               -         (353,184)
Interest income.......................        17,309                            17,309           -               -           17,309
Interest expense......................      (486,661)       285,408           (201,253)          -               -         (201,253)
Interest expense - related party......      (182,427)       182,427                  -           -               -             -
Provision for loss on investments.....        (7,957)             -             (7,957)          -               -           (7,957)
Foreign exchange gain (loss) and other
   income (expense), net..............       324,678       (386,697)           (62,019)          -               -          (62,019)
                                          -----------   ------------      -------------   ---------       ---------     ------------
   Net loss before income taxes and
    other items.......................      (712,132)       105,028           (607,104)          -               -         (607,104)
Income tax expense....................        (1,607)         -                 (1,607)          -               -           (1,607)
Minority interests in subsidiaries....       (10,387)         -                (10,387)          -               -          (10,387)
Share in results (losses) of
   affiliated companies, net..........       (36,913)         -                (36,913)                          -          (36,913)
                                          -----------   ------------      -------------   ---------       ---------     ------------
Loss from continuing operations before
   extraordinary gain and cumulative
   effect of change in accounting
   principle..........................      (761,039)       105,028           (656,011)          -               -         (656,011)
Extraordinary gain....................       471,718       (347,207)           124,511           -               -          124,511
Cumulative effect of change in
   accounting principle*..............    (1,498,871)         -             (1,498,871)          -               -       (1,498,871)
                                          -----------   ------------      -------------   ---------       ---------     ------------
   Net loss*..........................    (1,788,192)      (242,179)        (2,030,371)          -               -       (2,030,371)
                                          ===========   ============      =============   =========       =========     ============


Basic and diluted net loss
   attributable to common shareholders*   (1,890,999)                       (2,030,371)                                  (2,030,371)
                                          ===========                       ===========                                  ===========

Basic and diluted net loss per
   ordinary share before extraordinary
   gain and cumulative effect for
   accounting principle...............         (1.72)                            (0.01)                                      (12.38)
Basic and diluted net loss per
   ordinary share*....................         (4.03)                            (0.04)                                      (38.31)
                                        =============                       ===========                                  ===========
Basic weighted-average number of
   ordinary shares outstanding:          443,417,525                    50,443,417,525                                   53,000,000
                                        =============                  ================                                  ===========

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* The goodwill impairment test as of January 1, 2002 resulted in a non-cash charge of 1,498,871.